Exhibit  10.01

THE SECURITIES REPRESENTED BY THIS AGREEMENT ARE OFFERED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 FROM REGISTRATION AS AMENDED (“SECURITIES ACT”), AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON THE EXEMPTION, SPECIFIED IN SECTION 4(2) OF THE SECURITIES ACT AND RULE 506 OF REGULATION D PROMULGATED PURSUANT THERETO.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO THE COMPANY AND ITS TRANSFER AGENT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER; OR THE SUBMISSION TO THE COMPANY OR ITS TRANSFER AGENT OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED PURSUANT THERETO.

No. WC-1-2004	1,100,000 Warrants

WARRANTS TO PURCHASE

1,100,000 SHARES OF

A.C.T. HOLDINGS, INC.

COMMON STOCK

WARRANT CERTIFICATE

Date of Issuance:  December 30, 2004

WARRANT AGREEMENT

This Warrant Certificate certifies that Quantum Merchant Bankers, LLC, or registered assigns, in consideration of $3,520.08 received, is the registered holder of Warrants (the “Warrants”) to purchase initially, at any time from December 30, 2005 (the “Effective Date”) until 5:30 p.m. Los Angeles time, on December 30, 2014 (“Expiration Date”), up to the number of fully paid and nonassessable shares of common stock (“Common Stock”) of A.C.T. Holdings, Inc., a Nevada corporation (the “Company”) set forth above, at the initial exercise price, subject to adjustment in certain events, of $0.85 per share (the “Exercise Price”) of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein.

The Warrants are subject to the following provisions, terms and conditions:

1. EXERCISE OF WARRANTS

Exercise of Warrants. The Warrants may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by surrender of this Warrant Agreement at the principal office of the Company located at 38 Plantation Street, Worcester, MA 01605 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books and records of the Company), with the appropriate form attached hereto duly exercised, at any time within the period beginning on the date of this Warrant Agreement, which is specified above and ending on that date exactly ten (10) years from the Effective Date (the “Exercise Period”) and (i) by certified or official bank check or (ii) by surrender to the Company for cancellation of a portion of these Warrants representing that number of unissued shares of  Common Stock underlying these Warrants which is equal to the quotient obtained by dividing (A) the product obtained by multiplying the Exercise Price by the number of shares of such Common  Stock being purchased upon such exercise by (B) the difference obtained by subtracting the Exercise Price from the average of the bid and asked prices on the date of exercise (the “Per Share Market Value”) as of the date of such exercise. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause (ii) of this subsection (b), such exercise shall be accompanied by written notice from the Holder of these Warrants specifying the manner of payment thereof and containing a calculation showing the number of such shares of Common Stock with respect to which rights are being surrendered thereunder and the net number of shares to be issued after giving effect to such surrender.  The Company agrees that the shares of Common Stock so purchased shall be deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Agreement shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased shall be delivered to the Holder promptly and in no event later than thirty (30) days after the Warrants shall have been so exercised.

2. ADJUSTMENTS AND NOTICES

A.  Adjustments. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time, as follows:

(1)                                 Stock Dividends; Stock Splits; Reverse Stock Splits; and Reclassifications. In the event that the Company shall (a) pay a dividend with respect to its capital stock in shares of Common Stock, (b) subdivide its issued and outstanding shares of Common Stock, (c) combine its issued and outstanding shares of common stock into a smaller number of shares of any class of Common Stock or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (any one of which actions is herein referred to as an “Adjustment Event”), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock pursuant to this Warrant Agreement) that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 2A(1) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

(2)                                 Adjustment of Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 2A(1) of this Warrant Agreement, the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(3)                                 De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable pursuant to this Warrant Agreement shall be required, unless such adjustment would require an increase or decease of at least one percent (1%) in the number of shares of Common Stock purchasable upon an exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 2A(3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

B.  Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Holder in writing (such writing referred to as an “Adjustment Notice”) of such adjustment or adjustments and shall deliver to the Holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) or of the Independent Financial Expert, if any, which makes a determination of Current Market Value with respect to any such adjustment setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

C.   Amendment of Warrant Agreement. This Warrant Agreement may not be changed because of any change in the Exercise Price or in the number of shares of Common Stock purchasable upon the exercise of a Warrant. The Company may at the time in the Company’s sole discretion make any change in the form of a warrant agreement that the Company may deem appropriate and that does not affect the substance thereof and any warrant agreement thereafter issued, whether in exchange or substitution for any outstanding warrant agreement or otherwise, may be in the form so changed.

D.   Notice to Holder of Record Date, Dissolution, Liquidation or Winding Up. The Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder notice of the record date for any dividend, distribution or payment, in cash or in kind (including, without limitation, evidence of indebtedness and assets), with respect to shares of Common Stock at least twenty (20) calendar days before any such date. In the event that at any time after the date hereof, there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s address as shown on the books of the Company, at the earliest practicable time (and, in any event, not less than twenty (20) calendar days before any date set for definitive action), notice of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. The notices referred to above shall also specify the date as of which the holders of the shares of Common Stock of record or other securities underlying the Warrants shall be entitled to receive such dividend, money or the property deliverable upon such dissolution, liquidation or winding up, as the case may be (the “Entitlement Date”). In the case of a distribution of evidence of indebtedness or assets (other than in dissolution, liquidation or winding up), if the Holder elects to exercise the Warrants in accordance with Section 1 of this Warrant Agreement and become a holder of the Common Stock on the Entitlement Date, the Holder shall thereafter receive the evidence of indebtedness or assets distributed in respect of shares of Common Stock.

E.   Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of the Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 2E be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined by the Board of Directors of the Company in good faith, multiplied by such fraction computed to the nearest whole cent.

3. RESERVATION AND AUTHORIZATION OF COMMON STOCK

The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of the Warrants will, upon issuance, be validly issued, fully paid and nonassessable and free of all insurance or transfer taxes, liens and charges with respect to the issue thereof; (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrants, sufficient shares of Common Stock to provide for the exercise of the Warrants, and (c) that the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrants may be so issued without violation of any applicable law or regulation, or any requirements of any domestic securities exchange upon which any capital stock of the Company may be listed; provided, however, that nothing contained herein shall impose upon the Company any obligation to register the Warrants or the Common Stock pursuant to applicable securities laws. In the event that any securities of the Company, other than the Common Stock, are issuable upon exercise of the Warrants, the Company will take or refrain from taking any action referred to in clauses (a) through (c) of this Section 3 as though such clauses applied, mutatis mutandis, to such other securities then issuable upon the exercise the Warrants.

4. NO VOTING RIGHTS

This Warrant Agreement shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

5.  CALL OF WARRANTS BY THE COMPANY.

The Company shall have the right to force the purchase, at the Exercise Price, of any or all Warrants on or after the date (the “Call Date”) on which: (i) the price (“price” shall be determined by taking the average between the bid and ask prices over the preceding five (5) day period) of the Company’s common stock as reported on the Over the Counter Bulletin Board, or other nationally recognized exchange, as the case may be, equals or exceeds 150% of the Exercise Price; and (ii) the average trading volume of the Company’s common stock on the Over the Counter Bulletin Board or other nationally recognized exchange, as the case may be, equals or exceeds 20,000 shares per day over the previous thirty (30) day period (collectively, the “Conditions to Call”). Should the Company determine that the Conditions to Call have been satisfied, the Company shall provide the Holder with written notice of its intent to call the Warrants. The Holder shall have ten (10) days from the date appearing on such notice to exercise the Warrants as specified herein and tender the Exercise Price to the Company. If the Holder fails to exercise the warrants within the specified period, all Warrants issued in the name of Holder shall, without any other action by the Company, terminate.

6.  EXERCISE OR TRANSFER OF WARRANTS OR COMMON STOCK

The Holder agrees to be obligated by any and all provisions with respect to any and all limitations, including limitations imposed by the Securities Act of 1933, as amended, regarding the Warrants and the shares of Common Stock or other securities issuable upon exercise of the Warrants. The Holder acknowledges and agrees that he or she is aware that there are substantial restrictions on the transferability of the Warrants and the shares of Common Stock or other securities issuable upon exercise of the Warrants. The undersigned also acknowledges and agrees that he or she shall be responsible for compliance with all conditions on transfer imposed by a Securities Administrator of any state, province or territory and for any expenses incurred by the Company for legal and accounting services in connection with reviewing such a proposed transfer and issuing opinions in connection therewith.

7. LOCK-UP PROVISION

In the event that the Board of Directors of the Company determines, in its sole and absolute discretion, that it is in the best interests of the Company and its shareholders to cause Holder to execute a lockup/leak-out agreement related to the common stock underlying the Warrants (whether such underlying common stock is registered or not), Holder specifically agrees to execute such an agreement as presented by the Company.  The terms and conditions of such lockup/leak-out agreement, if necessary, shall be set by the Company, in its sole and absolute discretion, and will include, but not be limited to, at least a twelve (12) month lockup/leak-out provision. In the event that Holder refuses to execute the lockup/leak-out agreement (which may be a condition precedent to the issuance of the stock underlying the Warrants), the Holder herewith specifically agrees that the Company may refuse to issue the common stock issuable upon exercise of the Warrants.

8.  PIGGY-BACK REGISTRATION RIGHTS

Subject to the exceptions specified in this Section 8, in the event that the Company decides to file a registration statement with the Securities and Exchange Commission  pursuant to the Securities Act, the Company shall provide Holder with written notice of its intent to file a registration statement. Holder will then have fifteen (15) days from the date appearing on the notice to request, in writing, that the Company use its best efforts to include in that registration statement, for registration, all or any portion of the common stock issuable upon exercise of these Warrants. If Holder does not provide the Company with written notice within fifteen (15) days, Holder loses Holder’s right to request registration of the shares issuable upon the exercise of these Warrants. If proper notice is given, the Company agrees to use its best efforts to prepare and file with the Securities and Exchange Commission such amendments and supplements to the registration statement and the prospectus used in connection with such registration statement necessary to comply with the provisions of the Securities Act and to cause such registration statement to become effective. The Company shall pay all expenses and fees incurred by Holder in registering all or any portion of the shares issuable upon exercise of these Warrants. The exceptions to the piggy-back registration rights granted herein (i.e., Holder will not have the right to request that the Company register the common stock underlying the Warrants) are as follows: (i) the registration statement filed by the Company is related or a condition to a secondary offering conducted by the Company; or (ii) the registration statement filed by the Company seeks to register stock whose aggregate value (exclusive of the common stock issuable upon exercise of the Warrants) is less than Ten Million Dollars ($10,000,000).

9. MERGERS, CONSOLIDATIONS, ETC.

A. Except as may otherwise be provided, if the Company shall merge or consolidate with another corporation, the Holder shall thereafter have the right, upon exercise of the rights specified in this Warrant Agreement and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable by a holder of the number of shares of Common Stock for which this Warrant Agreement might have been exercised immediately prior to such merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation).

B. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of (other than elimination or par value, a change in par value, or from par value to no par value, or as the result of a subdivision or combination of shares (which is provided for elsewhere herein), but including any reclassification of the shares of Common stock into two (2) or more classes or series of shares) or in case of any merger or consolidation of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination (which is provided for elsewhere herein), but including any reclassification of the shares of Common Stock, the Holder shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable upon such reclassification, change, merger or consolidation by a holder of the number of shares of Common Stock for which the rights specified in this Warrant Agreement might have been exercised immediately prior to such reclassification, change, merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such reclassification, change, merger or consolidation).

10. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANTS

The rights and obligations of the Company, of the Holder, and of the holders of shares of Common Stock or other securities issued upon exercise of the Warrants, specified in this Warrant Agreement shall survive the exercise of the Warrants.

Dated: December 30, 2004

COMPANY

A.C.T. HOLDINGS, INC.,

A Nevada corporation

By:
David C. Merrell
Its:	President

HOLDER

(Signature of Holder)

(Print Name of Holder)